SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Educate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	37-1465722
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 Fleet Street Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:    333-115496

Securities to be registered pursuant to Section 12(b) of the Act:    None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

Educate, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-115496), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on May 14, 2004, as thereafter amended and supplemented.

Item 2. Exhibits

The following exhibits to this registration statement have been or will be filed as exhibits to the Registrant’s Registration Statement on Form S-1 and are hereby incorporated by reference herein:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Educate, Inc.
3.2 3.3*	Amended and Restated By-Laws of Educate, Inc. Specimen of stock certificate for common stock
4.1*	Form of Registration Rights Agreement, by and among Educate, Inc., and certain of its stockholders

*	Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-115496).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 22, 2004

EDUCATE, INC.

By:	/s/ C. Alan Schroeder
C. Alan Schroeder
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Educate, Inc.
3.2	Amended and Restated By-Laws of Educate, Inc.
3.3*	Specimen of stock certificate for common stock
4.1*	Form of Registration Rights Agreement, by and among Educate, Inc., and certain of its stockholders

*	Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-115496).